EXHIBIT 10.25

                                                                  EXECUTION COPY
 DAVID R CROCKFORD EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT, dated as of November 25, 1996 between Discovery Laboratories, Inc., a Delaware corporation with its principal place of BUSINESS AT 787 SEVENTH Avenue, 44th Floor, New York, New York 10019 (the "Company"), and David R. Crockford, an individual, residing at 113 Record Street, Frederick, Maryland 21701 (the "Employee").

 WITNESSETH:

          WHEREAS, the Company desires to employ the Employee as Vice President of Regulatory Affairs of the Company commencing on a date which shall be mutually agreed to between the Company and the Employee (the "Employment Date"), on the terms and conditions herein provided; and

          WHEREAS, the Employee desires to accept such employment on the terms and conditions herein provided.

          NOW, THEREFORE, in consideration of the mutual covenants and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

 A.      EMPLOYMENT

                  1. Employment. The Company hereby employs the Employee, and the Employee hereby accepts such employment, upon the terms and conditions set forth in this Agreement.

                  2 Term. The term of the Employee's employment under this Agreement (the "Base Term") shall commence on the Employment Date, and, unless terminated earlier as provided in this Agreement, shall continue up to and including the day immediately preceding the third anniversary date of the Employment Date; provided that, the Employee and the Company may by mutual agreement agree to extend this Agreement for an additional three (3) year term (each~such term, a "Renewal Term" and together with the Base Term and all other Renewal Terms, the "Term") upon written notice to the Company no less than ninety (90) days prior to the expiration of the Term.


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                  3. Duties and Services. During the Term, the Employee shall serve the Company as Vice President of Regulatory Affairs which duties shall include without limitation: (a) acting as the Company's liaison with the United States Food and Drug Administration in connection with any and all of the projects of the Company, (b) devoting to the affairs of the Company all of the Employee's business time and attention; (c) rendering services to the Company in a manner reasonably satisfactory to the Company; (d) using best efforts to promote the interests of the Company and (e) performing no acts contrary to such interests.

                  4. Salary. For all services rendered by the Employee, the Company shall pay the Employee an annual salary ( the "Salary") in the following amounts:

                           (a) From the Employment Date to December 31, 1997, an
 annual salary in the amount equal to One Hundred Forty Thousand Seven Hundred Eighty Five Dollars ($140,785.00); and

                           (b) From January 1, 1998 until the end ~the Term, the
 annual salary shall be the sum of (i) One Hundred Forty Thousand Seven Hundred Eighty Five Dollars ($140,785.00), (ii) any adjustments for cost of living expenses using the percentage difference between the applicable year's "Consumer Price Index" published by the Bureau of Labor Statistics of the U.S. Department of Labor, All Items, New York, N.Y.-Northeastern, N.J., all urban consumers (presently denominated "CPI-U") (the "Price Index") and the Price Index for the preceding year, and (iii) an increase in Salary comparable to any increases in compensation received by all other officers of similar position and responsibilities in the Company solely in connection with the general compensation policies of the Company. For the avoidance of doubt, any increase in the compensation of any other officer of the Company arising out of an agreement with the Company shall not entitle the Employee to a similar increase pursuant to the terms of this Section (A)(4)(b)(iii)

                  The salary shall be payable in accordance with the Company's general payroll practices.

                  5. Vacation. The Employee shall be entitled each year to three
 (3) weeks of paid vacations consistent with the policies of the Company.

                  6. Other benefits. During the Term, the Employee shall be entitled to the following benefits:


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                           (a) Term life insurance, which DEATH BENEFITS SHALL
 BE IN AN AMOUNT equal to twice the then prevailing Salary of the Employee; and

                           (b) The Employee shall participate in an equitable
 manner, and to receive benefits under the Company's medical and dental insurance plans (if any) now or hereafter made available by the Company to its employees generally.

                  7. Reimbursement. The Company shall reimburse the Employee for the following costs:

                           (a) All business and traveling EXPENSES REASONABLY
 INCURRED BY THE Employee in connection with the performance of the Employee's services for the Company upon presentation of supporting documentation and prior approval by the Chief Executive Officer of the Company; provided that (i) such expenses shall be consistent with the Company's travel policies, (ii) the Employee shall reasonably utilize the least expensive mode of transportation in traveling on behalf of the Company and (iii) the Employee shall share hotel rooms, if necessary, in traveling on behalf of the Company;

                           (b) All reasonable moving expenses and costs in
 connection with the Employee's relocation of his principal residence to the New York City metropolitan area; provided that, prior to such move, the Employee shall submit to the Company three (3) estimates for moving expenses and costs, and the Company may choose either (x) one of the three (3) estimates provided by the Employee or (y) an estimate obtained by it from a reputable interstate mover that complies with Interstate Commerce Commission (ICC) regulations, and the Employee shall use the estimate chosen by the Company. Furthermore, the Employee shall complete moving his principal residence to the New York City metropolitan area within six (6) months from the date of this Agreement, provided that such time may be extended an additional two (2) months upon mutual consent of the parties; and

                           (c) All reasonable costs and expenses in connection
 with the sale of the Employee's principal residence including realtor fees and commissions, legal, bank fees and all applicable federal, state and municipal taxes; provided that, notwithstanding anything herein to the contrary, in no event shall the Company pay to the Employee any amounts under this Section
 (A)(7)(c) which in the aggregate shall exceed Twenty Thousand Dollars ($20,000.00).

                  8. Bonuses. The Employee shall receive a performance bonus (the "Bonus") at the end of each calendar year to be determined by the Chief Executive Officer of the Company; provided that, (a) in no event shall the Bonus be less than five percent (5%) or greater than twenty percent (20%) of the then prevailing Salary, and (b) the 1996 and 1997 Bonus shall be prorated for the number of days worked by the Employee in 1996 and 1997, and shall be paid to the Employee on December 31, 1997.

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                  9. Stock Options. So long as this Agreement shall be in full force and effect, the Company shall agree to sell to the Employee One Hundred Thousand (100,000) shares of common stock of the Company at an exercise price of $0.20 per share; provided that, the stock options shall vest on the dates set forth in the following schedule:

                           (a) Twenty Five Thousand (25,000) shares shall vest
 upon execution and delivery of this Agreement by the parties hereto;

                           (b) Twenty Five Thousand (25,000) shares shall vest
 upon the first anniversary date of the Employment Date,

                           (c) Twenty Five Thousand (25,000) shares shall vest
 upon the second anniversary date of the Employment Date; and

                           (d) Twenty Five Thousand (25,000) shares shall vest
 upon the day immediately preceding the third anniversary date of the Employment Date.

 The Employee shall be permitted to exercise such stock options in accordance with the Discovery Laboratories, Inc. Stock Option Agreement executed and delivered by the Company in favor of the Employee, a form of which is attached hereto as Exhibit B (the "Stock Option Agreement"). For the avoidance of doubt, in the event that the terms set forth in this Section (A)(9) are inconsistent with the terms of the Stock Option Agreement, the terms in the Stock Option Agreement shall govern.

 B.       TERMINATION OF EMPLOYMENT

                  1. Termination. The Company may terminate the Employee's employment and the term of this Agreement, with or without cause, by thirty
 (30) days' prior written notice to the Employee; provided however, that the Company may terminate without any prior notice to the Employee in the event the Employee fails to perform the Employee's duties and responsibilities in any material respect or commits any material breach of this Agreement or in the event the Employee's employment is terminated for cause. The date which the Company shall terminate the Employee's employment and the term of this Agreement hereinafter referred to as the "Termination Date." For the purposes of this Section (B)(1), the term "for cause" shall mean a cause which would legally justify the Company to terminate the Employee's employment and the term of this Agreement.

                  The Employee may terminate the Employee's employment and the term of this Agreement, with or without cause, by thirty (30) days' prior written notice to the Company; provided however, that the Employee may terminate without any prior notice to the Company in

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 the event the Company fails to perform its duties in any material respect or commits any material breach of THIS AGREEMENT.

                  In the event that the Company shall terminate the Employee's employment and the term of this Agreement without cause, the Company shall pay to the Employee an amount equal to one-half of the then prevailing annual Salary of the Employee, payable in two (2) consecutive quarterly installments, the first installment which shall be payable upon the Termination Date and the second installment shall be payable on the third monthly anniversary date thereafter (each such quarterly period, hereinafter referred to as a "Compensation Period"); provided that, (a) the Employee shall not make any statements to any other person which shall be contrary to the Company's interests and the Employee shall not have breached any covenant, term or provision of this Agreement or the Non-Competition Agreement (as such term is hereinafter defined), and (b) in the event that the Employee shall obtain employment during the six (6) months immediately succeeding the Termination Date, then (i) any remaining installment which the Company shall pay to the Employee shall be reduced by the compensation received by the Employee from his successor employer during such Compensation Period, except that, in no event shall such amount be less than zero, and (ii) the Employee shall return to the Company an- amount equal to the compensation received by the Employee from his successor employer for any remaining days in any Compensation Period for which the Company has already paid to the Employee the installment for such Compensation Period, provided that, in no event shall such amount be greater than the pro rata portion of the installment received by the Employee from the Company during such Compensation Period in accordance with this Section (B)(l).

                  2. Disability of Employee. If the Employee is incapacitated or disabled during the Term by accident, sickness or otherwise so as to render the Employee physically or mentally incapable of performing in all material respects the services required to be performed by the Employee under this Agreement for any of the following periods: (a) ninety (90) consecutive days, or (b) ninety (90) days within any six (6) month period (the "Disability Period"), then the term of this Agreement shall terminate on the last day of such Disability Period. In the event that this Agreement is terminated pursuant to this Section (B)(2), the Company shall continue to pay the Employee the compensation provided in Section (A)(4) for the shorter of (i) the remainder of the Term or (ii) the period ending at the end of the month that is six months from the date of such incapacitation or disability.

                  3. Death of Employee. If the Employee dies during the Term, this Agreement shall terminate as of the date of the Employee's death. In the event of such termination, the Employee's estate shall be entitled to receive the Employee's regular salary pursuant to Section (A)(4) through the last day of the month in which the Employee's death occurs.

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 C.       RESTRICTIVE COVENANTS OF THE EMPLOYEE

                  1. Confidentiality. Non-Solicitation. Non-Competition and Patents and Copyrights. As a condition precedent to the Company's obligations under this Agreement, the Employee shall execute and deliver to the Company an original of the Proprietary Information and Inventions, Non-Solicitation and Non-Competition Agreement (the "Non-Competition Agreement"), in substantially the form and substance set forth in Exhibit A hereto. The Employee agrees to abide by the terms and conditions of the Non-Competition Agreement. Any breach of the Non-Competition Agreement shall be deemed a material breach of this Agreement.

                  2. Injunctive Relief. The Employee acknowledges that a breach or threatened breach of the Non-Competition Agreement will cause the Company irreparable injury and damage. The Employee therefore agrees that, in addition to any other remedies that may be available to the Company, the Company shall be entitled to an injunction and/or other equitable relief (without the requirement of posting a bond or other security) to prevent a breach or threatened breach of such sections and to secure their enforcement.

 D.       MISCELLANEOUS

                  1. Assignability. This Agreement is personal and non-assignable by the Employee. It shall inure to the benefit of any corporation or other entity with or into which the Company shall merge or consolidate or to which the Company shall lease or sell all or substantially all of its assets.

                  2. Representations. The Employee represents and warrants to the Company that the Employee is not now under any obligation to any person, firm or corporation, and has no other interest, which is inconsistent or in conflict with this Agreement or the Non-Competition Agreement, or which would prevent, limit or impair, in any way, the Employee's performance of any of the covenants or duties hereinabove set forth.

                  3. Notice. All notices and other communication hereunder shall be in writing. All notices and communication hereunder shall be deemed to be given on the date thereof if sent by personal delivery with receipt acknowledged or by facsimile, or five (5) business days after if sent by certified mail, return receipt requested. All notices or communications shall be given to the respective parties at the following addresses, or such other addresses as the parties may designate in writing, after giving notice in accordance with this Section (D)(3):


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 Notice to the Company, to:

 Discovery Laboratories, Inc.
 787 Seventh Avenue, 44th Floor
 New York, New York 10019
 Attention:        Dr. James S. Kuo
                   Chief Executive Officer
 Telephone:        212-554-4364
 Facsimile:        212-554-4490

 Notice to the Employee, to:

 David R. Crockford
 113 Record Street
 Frederick, Maryland 21701
 Telephone: 301 -663-3218
 Facsimile:

                  4. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of any other provision. If any provision of this Agreement is finally held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be appropriately limited and reduced (in time, duration, geographical scope, activity or subject) and given effect to the extent it may be enforceable in accordance with applicable law.

                  5. Headings. The headings to the sections of this Agreement are for convenience of reference only and shall not be given any effect in the construction or interpretation of this Agreement.

                  6. Governing Law. This Agreement has been executed and delivered in the State of New York and shall be interpreted, enforced and governed by the laws of the State of New York (without regard for the conflict of laws principles applied by the Courts of the State of New York).

                  7. Jurisdiction. The Employee hereby irrevocably consents that any legal action or proceeding against him or any of his assets with respect to this Agreement or the Non-

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 Competition Agreement may be brought in any jurisdiction where the Employee or any of his assets may be found, or in any court of the State of New York or any Federal court of the United States of America located in New York, New York, United States of America, or both, as the Company may elect, and by execution and delivery of this Agreement and the Non-Competition Agreement, the Employee hereby irrevocably submits to and accepts with regard to any such action or proceeding, for himself and in respect of his assets, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company may serve process in any manner permitted by applicable law or to bring any legal action or proceeding or to obtain execution of judgment in any jurisdiction. The Employee further agrees that final judgment against the Employee in any action or proceeding in connection with this Agreement shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of the Employee's indebtedness. The Employee hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which the Employee may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Non-Competition Agreement brought in the State of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in the State of New York has been brought in an inconvenient forum.

                  8. Expenses. If a party to this Agreement shall breach or threaten to breach this Agreement, the other party agrees to pay on demand all of the non-breaching party's costs of enforcing this Agreement, including, but not limited to, reasonable attorneys' fees and expenses and court costs, provided that, in each case, the party alleging such breach shall prevail in its claim.

                  9. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements, understandings, negotiations and discussions. This Agreement may not be amended orally, nor shall any purported oral amendment or modification (even if accompanied by partial or complete performance in accordance therewith) be of any legal force or effect or constitute an amendment or modification of this Agreement, but rather this Agreement may be amended or modified only by an agreement in writing signed by the parties hereto.

                  10. WAIVER OF JURY TRIAL THE COMPANY AND THE EMPLOYEE TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT OR THE NON-COMPETITION AGREEMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO

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THE EXTENT THEY MAY LEGALLY DO SO, THE COMPANY AND THE EMPLOYEE HEREBY AGREE
THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION (D)(10) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS RIGHT TO TRIAL BY JURY.

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                  IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the date first above written.

                          DISCOVERY LABORATORIES, INC.



                          By: (Signature of James S. Kuo, M.D. appears here)
                          Name: James S. Kuo, M.D.
                          Title: Chief Executive Officer


                          DAVID R. CROCKFORD

                          (Signature of David R. Crockford appears here)

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